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                                             Exhibit 10.9 (b)


                              RIVERSIDE GROUP, INC.
                              ---------------------
                              7800 Belfort Parkway
                              --------------------
                           Jacksonville, Florida 32256
                           ---------------------------

                                February 24, 1998



Wickes Inc.
706 North Deerpath Drive
Vernon Hills, Illinois 60061

          Re:  Amendment and Closing Agreement
          ------------------------------------

Ladies and Gentlemen:

      You and we are parties to that certain letter agreement dated November 4, 1997 with respect to the transfer of certain operation by you to us (the "Agreement").

      In connection with the completion of the transaction contemplated by the Agreement on today's date, we have agreed to the amendments to the terms of the Agreement and certain other matters as set forth herein.

      Capitalized terms used herein without definition shall have the same meanings herein as in the Agreement.

      1.  Consideration.  Section 1(b) of the Agreement is hereby amended in its
          -------------
entirety to read as follows:

           "(b) Consideration. In addition to the assumption of obligations set forth above, in consideration of the acquisition, sale and transfer of the Wickes Plus/wickes.net Operations, Riverside agrees:

          i. to pay to Wickes 10% of the gross payments received within one year after the date of the transfer by the Wickes Plus/wickes.net Operations from end-user customers in place September 28, 1997, payable on a monthly basis. Wickes will provide Riverside with a list of such customers on or before February 15, 1998.

          ii. at the time of the transfer, to deliver to Wickes its unsecured promissory note in the form of Exhibit A hereto with an original principal amount equal to the sum of (A) the book value of the


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               Wickes   Plus/wickes.net  Assets  shown  on   Wickes'   financial
               statements,  which  Wickes represents is  $168,333  on  the  date
               hereof   and   (B)   the  operating  expenses   of   the   Wickes
               Plus/wickes.net Operations from September 28, 1997 through the date of the transfer, which Wickes represents is $756,133 reduced by (Y) the revenues generated and future expense reductions (e.g., by "Excel bonus" offsets under Wickes' Excel sponsorship arrangements with certain of its employees) such operations during such period, which Wickes represents totals $9,080 and (Z) severance and related costs with respect to persons hired or offered to be hired by Riverside that would have been incurred by Wickes had the Wickes Plus/wickes.net Operations been terminated on September 28, 1997, which Wickes represents totals $43,543.

          iii. Installments (applied first to accrued and unpaid interest described below at the date of payment) payable in cash within 45 days after the end of each calendar quarter equal to 10 percent of the net income generated by the Wickes Plus/wickes.net Operations during such quarter; provided that aggregate amount of
                                               --------
               such installments shall be limited to the cumulative operating expenses of the Wickes Plus/wickes.net Operations prior to September 28, 1997, which Wickes represents is $437,697, reduced
                                                                         -------
               by  the revenues generated by such operations during such period,
               --
               which  Wickes represents is $8,448, and increased by interest  on
                                                       ------------
               the aggregate unpaid amount from September 28, 1997 at the rate which Bankers Trust Company announces from time to time as its prime lending rate, as in effect from time to time. Should the payment with respect to any quarter be insufficient to pay accrued and unpaid interest at the end of such quarter, any unpaid interest shall be added to the unpaid amount and bear interest effective at the end of such quarter."

      2.   Use  of Name and Trademark.  Section 1(c) of the Agreement is  hereby
           --------------------------
amended in its entirety to read as follows:

           "(c) Use of Name and Trademark. Riverside will not conduct the Wickes Plus/wickes.net Operations under any name including "Wickes" or utilize any of Wickes' trademarks in the conduct of such business without the written consent of Wickes."



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      3.   Other  Provisions Unaffected.  All provisions of  the  Agreement,  as
           ----------------------------
amended hereby, will continue in full force and effect on and after the date hereof.

      4.   Further Assurances and Adjustments.  The parties hereby agree to take
           ----------------------------------
all such actions and to execute and deliver all such documents as may be reasonable and appropriate to effectuate the transfer of the Wickes Plus/wickes.net Operations to Riverside. In addition, the parties agree to review and finalize the dollar figures set forth in Section 1(b) of the Agreement, as amended, and to make payments to the other as appropriate to reconcile the final figures to these set forth in such Section 1(b).



     Please indicate your agreement with the foregoing by signing a copy of this letter agreement in the space provided below.




                                   Very truly yours,

                                   RIVERSIDE GROUP, INC.



                                   By /s/ Catherine J. Gray
                                      ---------------------


Agreed:

WICKES INC.



By /s/ David T. Krawczyk
  ----------------------


List of Exhibits:
     Exhibit A - Riverside Group, Inc. Promissory Note



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                                                                       Exhibit A


                                 PROMISSORY NOTE

Principal:  $871,844                                     Dated: January 15, 1998

1.   Principal.
     ---------

      FOR VALUE RECEIVED, the undersigned, Riverside Group, Inc., a Florida corporation (the "Borrower"), promises to pay to the order of Wickes Inc., a Delaware corporation (the "Lender"), the principal sum of $871,844, with interest thereon calculated in accordance with the terms and provisions provided below. All sums owing under this note are payable in lawful money of the United States of America.

2.   Interest.
     --------

      Interest accrued on this note shall be payable on the last day of each month commencing February 28, 1998, at the variable per annum rate which Bankers Trust Company ("BT") announces from time to time as its prime lending rate, as in effect from time to time, plus two percentage points, until such time as this note is paid in full. When the last day of a month falls on a day that is not a business day, interest is due on the first business day of the following month.

      When BT changes its prime rate on a day other than the first day of a calendar month, interest for the month in which such change or changes are made shall be computed on a per diem basis at the several rates in effect for that month.

      All amounts required to be paid under this note shall be payable at Lender's office located at 706 North Deerpath Drive, Vernon Hills, Illinois 60061, or at such other place as Lender, from time to time, may designate in writing.

      Interest calculations shall be based on a 360-day year and charged on the basis of actual days elapsed.

      The amount of each interest payment that is not paid when due shall bear interest from the date when due until paid at the rate or rates charged from time to time on the principal owing under this rate.

3.    Principal  Payments.  Principal shall be paid in thirteen equal  quarterly
      -------------------
installments, payable on the date 45 days after the date of each calendar quarter hereafter, commencing May 15, 1998 and ending May 15, 2001. The entire principal balance of this note, together with all accrued and unpaid interest, shall be due and payable on May 15, 2001, unless otherwise prepaid in accordance



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with the terms of this note.  When a date when any payment hereunder falls on  a day that is not a business day, such payment shall be is due on the next business day.

5.   Security.  This note is unsecured.
     --------

6.   Prepayment.
     ----------

     Borrower may prepay the whole or any portion of this note on any date, upon five days' notice to Lender. Any payments of the principal sum received by Lender under the terms of this note shall be applied in the following order of priority: (i) first, to any accrued interest due and unpaid as of the date of such payment; (ii) second, to the outstanding principal sum; and (iii) the balance, if any, to any accrued, but not yet due and payable, interest.

7.   Default and Remedies.
     --------------------

      If Borrower fails to pay principal or interest on the date on which it falls due or to perform any of the agreements, conditions, covenants, provisions, or stipulations contained in this note or the Agreement for Acquisition of Operations dated November 4, 1997 between Lender and Borrower as amended and supplemented by the Amendment and Closing Agreement dated the date hereof between the Lender and the Borrower, then Lender, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal with interest from the date of such default at the rate provided for herein and all other sums due by Borrower hereunder, anything herein to the contrary notwithstanding. Payment of this may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this note. In such case, Lender may also recover all costs in connection with suit, a reasonable attorney's fee for collection, and interest on any judgment obtained by Lender at the rate provided for herein.

      The remedies of Lender and the warranties provided in this note shall be cumulative and concurrent, and they may be pursued singly, successively, or together at the sole discretion of Lender. They may be exercised as often as occasion shall occur, and failing to exercise one shall in no event be construed as a waiver or release of it.

8.   Attorneys' Fees and Costs.
     -------------------------

     If Lender engages any attorney to enforce or construe any provision of this note or the Security Agreement, or as a consequence of any default whether or not any legal action is filed, Borrower shall immediately pay on demand all reasonable attorneys' fees and other Lender's costs, together with interest from the date of demand until paid at the highest rate of interest then applicable to


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the unpaid principal, as if such unpaid attorneys' fees and costs had been added to the principal.

9.   Waivers.
     -------

      (a) Borrower and all endorsers, sureties, and guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest, notice of protest of this note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this note. They agree that each shall have unconditional liability without regard to the liability of any other party, and that they shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender. Borrower and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and they agree that additional borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

      (b) Lender shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

10.  Notices.
     -------

      All notices required under or in connection with this Note shall be delivered or sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:

     If to Lender:    Wickes Inc.
                      706 North Deerpath Drive
                      Vernon Hills, Illinois 60061
                      Attention:  President

     If to Borrower:  Riverside Group, Inc.
                      7800 Belfort Parkway
                      Jacksonville, Florida 32256
                      Attention:  President


or to such other address as any party may designate from time to time by notice to the others in the manner set forth herein. All notices shall be deemed to have been given or made either at the time of delivery thereof to an officer or employee or on the third business day following the time of mailing in the aforesaid manner.


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11.  Costs and Expenses.
     ------------------

      Borrower shall pay the cost of any revenue tax or other stamps now or hereafter required by law at any time to be affixed to this note.

12.  No Partnership or Joint Venture.
     -------------------------------

      Nothing contained in this note or elsewhere shall be construed as creating a partnership or joint venture between Lender and Borrower or between Lender and any other person or as causing the holder of the note to be responsible in any way for the debts or obligations of Borrower or any other person.

13.  Interest Rate Limitation.
     ------------------------

      Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitled to collect or apply as interest on this obligation any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If the holder of this note ever collects or applies as interest any such excess, the excess amount shall be applied to reduce the principal debt; and if the principal debt is paid in full, any remaining excess shall be paid to the Borrower forthwith. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the holder and the Borrower shall to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects of these; and (c) spread the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout the term. Nothing in this paragraph shall be deemed to increase the total dollar amount of interest payable under this note.

14.  Modification.
     ------------

      This note may be pledged or collaterally assigned by Lender at any time or from time to time before the maturity date, in which event neither Borrower nor Lender shall permit any modification of this note without the consent of the pledgee/assignee.

15.  Number and Gender.
     -----------------

      In this note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

16.  Headings.
     --------

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      Headings  at  the beginning of each numbered paragraph of  this  note  are intended solely for convenience of reference and are not to be construed as being a part of the note.

17.  Time of Essence.
     ---------------

     Time is of the essence with respect to every provision hereof.

18.  Governing Law.
     -------------

      This note shall be construed and enforced in accordance with the laws of the State of Florida, except to the extent that federal laws preempt the laws of the State of Florida.

      IN WITNESS WHEREOF, Borrower has executed this promissory note on the date set forth above.



                                   RIVERSIDE GROUP, INC.


                                   By /s/ Kenneth M. Kirshner
                                      -----------------------
                                      Kenneth M. Kirshner
                                      Vice Chairman